Calculation of Filing Fee Tables
S-3
Navitas Semiconductor Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, par value $0.0001 per share ("Common Stock")	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Stock, par value $0.0001 per share	457(r)				0.0001381
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	4	Other	Warrants	457(r)				0.0001381
Fees to be Paid	5	Other	Rights	457(r)				0.0001381
Fees to be Paid	6	Other	Units	457(r)				0.0001381
Fees to be Paid	7	Equity	Common Stock	457(o)			$ 375,000,000.00	0.0001381	$ 51,787.50
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Class A Common Stock, par value $0.0001 per share ("Common Stock")	415(a)(6)						S-3	333-295754	05/11/2026
Carry Forward Securities		Equity	Preferred Stock, par value $0.0001 per share	415(a)(6)						S-3	333-295754	05/11/2026
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						S-3	333-295754	05/11/2026
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-295754	05/11/2026
Carry Forward Securities		Other	Rights	415(a)(6)						S-3	333-295754	05/11/2026
Carry Forward Securities		Other	Units	415(a)(6)						S-3	333-295754	05/11/2026
Carry Forward Securities	8	Unallocated (Universal) Shelf		415(a)(6)			$ 125,000,000.00			S-3	333-295754	05/11/2026	$ 34,525.00
			Total Offering Amounts:				$ 500,000,000.00		$ 51,787.50
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 51,787.50
Offering Note
[1]	This registration statement registers an unspecified number of securities or aggregate principal amount, as applicable, as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of common stock as may be issued from time to time upon conversion of any debt securities or shares of preferred stock that are convertible into common stock or exercise of warrants that are exercisable for common stock or pursuant to any anti-dilution adjustments with respect to any such convertible debt securities, shares of preferred stock or warrants. The proposed maximum offering prices per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units. Pursuant to Form S-3 Instruction 2.A.iii.c. of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure, the registrant elects to pay all of the registration fee on a deferred basis in reliance upon Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), at the fee rate in effect at that time. Additionally, pursuant to Rule 416 under the Securities Act, this registration statement registers such indeterminate number of additional shares of common stock as may be issued in connection with stock splits, stock dividends or similar transactions.

[2]	See Note 1.

[3]	See Note 1.

[4]	See Note 1.

[5]	See Note 1.

[6]	See Note 1.

[7]	The maximum aggregate offering price is being used to calculate the registration fee pursuant to Rule 457(o) under the Securities Act. The amount of the registration fee is calculated in accordance with Rule 457(r) of the Securities Act.

[8]	The Registrant previously registered an aggregate principal amount of $250,000,000 of securities pursuant to a Registration Statement on Form S-3ASR (File No. 333-295754) filed on May 11, 2026 (the "Prior Registration Statement"). Pursuant to Rule 415(a)(6), securities having an aggregate principal amount of $125,000,000 registered hereunder are unsold securities (the "Unsold Securities") previously registered on Prior Registration Statement. In connection with the filing of the Prior Registration Statement, a registration fee in the amount of $34,525 was paid. Pursuant to Rule 415(a)(6), (i) the registration fee applicable to the Unsold Securities is being carried forward to this registration statement and will continue to be applied to the Unsold Securities, and (ii) the offering of the Unsold Securities registered on the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date